CONTINUING GUARANTEE

To:      The Hongkong and Shanghai
         Banking Corporation Limited

Gentlemen:

Within the maximum amount of Japanese Yen Seven Hundred Million Only (JPY700,000,000), we the undersigned, hereby unconditionally and irrevocably guarantee as primary obligor (Rentai-Hosho-Nin), and not merely as surety, the full and punctual performance when due, whether by acceleration or extension, of any and all obligations concerning Article 1 of the Agreement on Bank Transactions dated and executed by the borrower as hereinafter defined including but not limited to the issue of guarantees by you and your acceptance of guarantees by the borrower as hereinafter defined in favour of third parties made or extended or to be made or extended by you to Columbia Sportswear Japan, Inc. (the "borrower") and any guarantee by the borrower in favour of third parties (the "facilities") together with the interest and commitment fee, if any, payable thereon as well as all fees, costs and expenses of collection (including reasonable attorneys' fees) incurred by you in enforcing any and all liabilities of the borrower assumed by it in connection with the extension of the facilities.

This guarantee is a continuing guarantee and it will remain in force until such time as we advise your Bank otherwise in writing; provided, however, that termination of this undertaking shall not relieve us from any and all liabilities existing at the time of the date of your receipt of such notice of termination, whether then due and payable or thereafter to become due and payable.

You may, at any time and from time to time, without our consent or notice to us and without impairing or releasing our liabilities hereunder: (1) change the manner, place or terms of payment of principal and interest on any of the facilities and/or extend, accelerate, renew or otherwise change or extend the time of such payment, and renew or alter any liabilities of the borrower, or any liabilities incurred directly or indirectly in respect thereof, and this guarantee shall apply to the liabilities of the borrower as so changed, extended, renewed, or altered; (2) exercise or refrain from exercising any rights against the borrower or any other person, including ourselves; (3) settle or compromise any liabilities hereby guaranteed, and subordinate the payment of all or any part thereof to the payment of any liabilities whether due or not, of the borrower to its creditors other than you and ourselves; and (4) apply any sums by whomsoever paid or howsoever realized to any liabilities of the borrower to you regardless of what liabilities of the borrower remain unpaid.

This guarantee shall be in addition to and shall not affect or be affected by any other security or rights now or hereafter held or exercisable by you in conjunction with all or any of the liabilities guaranteed hereunder. We shall not object to your changing or releasing such other security or rights at your convenience. If and when we perform any obligations under the guarantee hereby given, we shall not exercise any rights obtained from you, whether by subrogation or otherwise, so long as any liabilities of the borrower owed to you remain


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Payments by us (the Guarantor) shall be made to your Bank without any set-off, counterclaim, withholding or condition of any kind except that if the Guarantor is compelled by law to make such withholding, the sum payable by the Guarantor shall be increased so that the amount actually received by your Bank is the amount it would have received if there had been no withholding.

If the Guarantor is compelled by law to withhold on any payments, your Bank shall return to the Guarantor an amount equal to the tax reduction if any that your Bank shall be entitled to due to the utilisation of any foreign tax credits related to such withholding.

We hereby waive any right of set off which we may have in connection with any claim which the borrower may have against your Bank.

This guarantee shall continue and not be affected by the liquidation, dissolution or incapacity, or any change in the constitution of the borrower, ourselves or any other person, or in the name or style thereof.

This guarantee shall be valid and enforceable notwithstanding the validity or enforceability of the liabilities guaranteed.

A notice by you under this guarantee may be served by registered airmail (or registered mail, if the lender is the Tokyo Branch) and shall be deemed to have been duly served on the fifth (5th) day following the day of posting if postage prepaid and addressed to us at the registered office given hereunder.

We covenant that any license, if required, for the issuance of this guarantee in connection herewith shall be obtained and a copy thereof shall be submitted to you.

This guarantee and all rights, obligations and liabilities arising hereunder shall be construed and determined and may be enforced in accordance with the laws of Japan. We hereby agree that the Tokyo District Court shall have non exclusive jurisdiction over all disputes arising under this guarantee.

This guarantee is entered into in the English language text only, and the English language text hereof shall control for all purposes and in all respects.

Signed by us this 19th day of Jan, 1999

                                   Very truly yours,

WITNESS
BY: CARL DAVIS                     BY:  TIMOTHY BOYLE
                                        ---------------------------------------
                                   Address: Columbia Sportswear Company
                                            6600 N. Baltimore
                                            Portland, Oregon 97203 USA


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
                         AGREEMENT ON BANK TRANSACTIONS

To:      The Hongkong and Shanghai
         Banking Corporation Limited

We do hereby agree to the terms and conditions set forth in the following Articles in regard to our transactions with your Bank:

Article I (Scope of Application)

     (1) We shall abide by this Agreement pertaining to the performance of our obligations in Japan arising from loans against Bills of Exchange (hereinafter referred to as "Bills") and Promissory Notes (hereinafter referred to as "Notes"), discounts of Bills and Notes, loans by deed, overdrafts, acceptances and guarantees, foreign exchanges, and any and all other transactions.

     (2) Even in cases in which your Bank has, through your Bank's transactions with any third party, acquired Bills and Notes drawn, endorsed, accepted, accepted by intervention, or guaranteed by us, we shall also abide by this Agreement pertaining to the performance of our obligations evidenced by such Bills and Notes.

     (3) This Agreement shall apply only to transactions between your Bank and Columbia Sportswear Japan. It is not meant to apply to any other transactions, if any, between your Bank and Columbia Sportswear Company or any of its other subsidiaries or branches and shall not have any effect on such transactions.

Article 2 (Obligations in Bills and Notes and Money Borrowed)

         In cases in which Loans accompanied by Bills and Notes have been granted, your Bank may demand from us the payment of our obligations by exercising your Bank's rights either on the Bills and Notes or on the loans, at your Bank's option.

Article 3 (Interest, Damages, etc.)

     (1) In regard to the stipulations concerning the rates of interest, discount charges, guarantee fees, handling commissions and rebates of any thereof, and also concerning the time and method of payment thereof, we shall agree, in the event of changes in the financial situation or any other reasonable and probable causes arising, to the revision of the stipulations to the level of those prevailing generally in Japan.


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
     (2) In case we fail to perform any obligations which we owe to your Bank, we shall pay your Bank damages at the rate of 15 percent per annum for the amount payable.

Article 4 (Security)

     (1) In cases in which there exists a reasonable and probable cause which necessitates the preservation of your Bank's rights, we shall upon demand forthwith furnish to your Bank such security or additional security, or such guarantors or additional guarantors as may be approved by your Bank.

     (2) Any and all security which has been furnished or which will be furnished in the future to your Bank for specific obligations shall constitute security that covers and secures not only such obligations, but also any and all other obligations which we at present or in the future may owe your Bank.

     (3) Your Bank may collect or dispose of security in the manner, at the time, and for the price, etc. generally deemed proper, and also may deduct expenses from the proceeds and appropriate the remainder to the payment of our obligations regardless of the priority prescribed by law; and in the event any obligations still remain outstanding, we shall pay them forthwith.

     (4) In cases in which we fail to perform any obligations which we owe your Bank, your Bank may collect or dispose of our movables, Bills and Notes, and other instruments and securities in your Bank's possession; and in such cases, we shall agree to your Bank's handling the matter mutatis mutandis in the manner set forth in the preceding paragraph.

Article 5 (Acceleration of Payment)

     (1) In cases in which any one of the events set forth in the following items occurs to us, any and all obligations we owe your Bank shall immediately become due and payable even in the absence of notice or demand, etc. from your Bank; and we shall pay such obligations forthwith:

          1. When we suspend payment of our debts due to financial inability or when an application or petition is submitted for bankruptcy, commencement of composition of creditors, commencement of corporate reorganization proceedings, commencement of company reorganization proceedings, commencement of special liquidation.

          2. When we are subjected by the Clearing House to the procedures for suspension of business transactions with banks and similar institutions.

          3. When an order or notice is dispatched for provisional attachment, provisional attachment for the purpose of assuring collection of taxes or


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



               public imposts or attachment of any of our or the Guarantor's deposits of other credits with your Bank.

          4. When location becomes unknown to your Bank due to our failure to notify your Bank of a change in our address or other causes ascribable to us.

     (2) In any of the following cases, upon your Bank's demand, any and all obligations we owe your Bank in Japan shall immediately become due and payable; and we shall pay them forthwith:

          1. When we fail to pay any part of our obligations to your Bank when it is due.

          2. When attachment or commencement of the procedures for public auction is made with respect to any of the collateral which we have furnished to your Bank.

          3. When we violate any stipulations of agreement relating to any transactions with your Bank.

          4, When any of our Guarantors falls under any one of the items of the preceding paragraph or this paragraph.

          5. Other than the events set forth in the foregoing items, when there arises a reasonable and probable cause which necessitates the preservation of your Bank's rights.

Article 6 (Repurchase of  Discounted Bills and Notes)

     (1) In cases in which we have had Bills and Notes discounted by your Bank and any one of the events set forth in the items of Paragraph 1 of the preceding Article occurs, then pertaining to all such Bills and Notes, or in cases in which the principal obligors of our discounted Bills and Notes fail to pay them on due date thereof or any one of the events set forth in the items of Paragraph 1 of preceding Article occurs to the principal obligors of our discounted Bills and Notes, then pertaining to the Bills and Notes on which such persons are the Principal obligors, we shall assume the obligations to repurchase such discounted Bills and Notes at their face value even in the absence of notice or demand etc. from your Bank; and we shall repurchase them forthwith.


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
     (2) In cases other than those provided for in the preceding paragraph, in which there arises a reasonable and probable cause which necessitates the preservation of your Bank's rights pertaining to the Bills and Notes which your Bank has discounted, we shall assume, upon your Bank's demand, the obligations to repurchase such discounted Bills and Notes at their face value; and we shall repurchase them forthwith.

     (3) As long as we do not perform any of the obligations set forth in the preceding two paragraphs, your Bank may exercise any and all rights as holder of the Bills and Notes.

Article 7 (Deductions in Accounts)

     (1) In cases in which we must perform any obligations owed to your Bank due to the maturity, acceleration of payment, creation of the obligations to repurchase our discounted Bills and Notes, creation of the obligations to indemnify your Bank, or other causes, your Bank may set off against any such obligations at any time any of our deposits and any other of our credits with your Bank irrespective of their due dates thereof.

     (2) In cases in which your Bank has the right to effect a setoff in accordance with the preceding paragraph, your Bank may also obtain withdrawals from our deposits in lieu of our doing so, and may appropriate any such withdrawals to payments of our obligations, omitting any advance notice.

     (3) In cases in which your Bank makes any deductions in accounts as a result of set off and/or withdrawal and appropriation according to the provisions of the preceding two paragraphs, the period of computation of interest on our credits and obligations, discount charges and damages, etc. shall be up to and including the date such deduction is made, and the rate of interest and other rates shall be in accordance with those fixed by your Bank; and the foreign exchange rate applicable thereto shall be the rate quoted by your Bank as of the time such deduction is made.

Article 7-2 (Same as above)

     (1) We may set off against any of our obligations owed to your Bank any of our deposits and any other of our credits with your Bank that are due, even prior to the due dates of payment of such obligations.

     (2) In cases in which we effect a setoff pursuant to the preceding paragraph pertaining to our Bills and Notes discounted by your Bank prior to the due dates thereof, we shall assume the obligations to repurchase our discounted Bills and Notes at their face value; provided, however, that we may not effect a setoff pertaining to our Bills and Notes which your Bank has transferred to a third party.


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
     (3) Notwithstanding the provisions of the preceding two paragraphs, we may not effect a setoff pertaining to our credits or obligations in foreign currency or free yen unless they are due and the procedures prescribed by foreign exchange laws and regulations have been completed.

     (4) In cases in which we effect a setoff pursuant to the preceding three paragraphs, we shall give your Bank a written notice of such setoff and shall submit to your Bank an instrument or book of the deposits or other credits offset upon affixing thereon our seal impression or signature, a specimen of which has been filed with your Bank.

     (5) In cases in which we effect a setoff, the period of computation of interest on our credits and obligations, discount charges, damages, etc. shall be up to the date when a notice of setoff reaches your Bank, and the rate of interest and other rates shall be in accordance with those fixed by your Bank; and the foreign exchange rate applicable thereto shall be the rate quoted by your Bank as of the time the computation is effected; provided, that in cases in which a special charge for repayment prior to maturity is fixed by your Bank, such charge shall apply.

Article 8 (Presentment and Delivery of Bills and Notes)

     (1) In cases in which there exist Bills and Notes pertaining to our obligations, and your Bank makes deductions in accounts as set forth in Article 7 without exercising your Bank's rights on the Bills and Notes, your Bank need not simultaneously return to us any such Bills and Notes.

     (2) In cases in which there exist Bills and Notes to be returned by your Bank following deductions in accounts as set forth in the preceding two Articles, we shall without delay appear at your Bank to receive such Bills and Notes; provided, however, that such Bills and Notes which have not reached their maturity may be collected as such by your Bank.

     (3) In cases in which your Bank makes deductions in accounts as set forth in Article 7 by exercising your Bank's rights on the Bills and Notes, your Bank need not present nor deliver any such Bills and Notes to us in the cases enumerated below; and as for our receiving such Bills and Notes, the provisions of the preceding paragraph shall apply mutatis mutandis:

          1.   When your Bank does not know our location.

          2. When we have designated your Bank as the place at which Bills and Notes are made payable.

          3. When it is deemed commercially unfeasible to dispatch the Bills and Notes to us.


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
          4. When it is deemed unavoidable to dispense with presentment or delivery of the Bills and Notes for such reasons as use for collection, etc.

     (4) In cases in which any of our obligations that are due for immediate performance still exist after a deduction in accounts has been effected as provided for in the preceding two Articles, and there also exist obligors on the Bills and Notes besides us, your Bank may retain such Bills and Notes, and after collecting or disposing of them, your Bank may appropriate the proceeds to the payment of our obligations.

Article 9 (Designation of Appropriation)

In the event payments made by us or deductions in accounts made by your Bank as provided for in Article 7, are insufficient to satisfy all of our obligations, your Bank may appropriate such payments or such deductions to the payment of our obligations in such order and in such manner as your Bank deems proper; and we shall raise no objection thereto.

Article 9-2 (Same as above)

     (1) In the event our deposits and/or any other credits with your Bank to be offset pursuant to Article 7-2 is insufficient to satisfy all of our obligations, your Bank may appropriate such deposits and/or other credits to the payment of our obligations in such order and in such manner as designated by us.

     (2) In cases in which we do not make such designation as provided for in the preceding paragraph, your Bank may appropriate such deposits and/or other credits to the payment of our obligations in such order and in such manner as your Bank deems proper; and we shall raise no objection thereto.

     (3) In cases in which the designation as provided for in Paragraph 1 is likely to interfere with the preservation of your Bank's rights, your Bank may forthwith raise objection thereto and effect appropriation in such order and in such manner as Your Bank designates after considering the existence, value and difficulty of disposition of the security or guarantee, length of maturity, and prospect for settlement of our discounted Bills and Notes, etc.

     (4) In cases in which your Bank effects appropriation pursuant to the preceding two paragraphs, your Bank may designate the order and manner thereof regarding any of our obligations that are not yet due as due, us as having assumed the obligations to repurchase our Bills and Notes discounted by your Bank that are not yet due, or us as having assumed the obligations of advance indemnification as to acceptances and guarantees.

Article 10 (Assumption and Risks, Hold Harmless Clause, etc.)

     (1) In cases in which Bills and Notes which we have drawn, endorsed, accepted, accepted by intervention or guaranteed, or instruments which we have furnished to your Bank are lost, destroyed, damaged or delayed in arrival due to unavoidable circumstances such as incidents, calamities, accidents during transit etc., we shall pay our obligations as recorded on your Bank's books, vouchers, etc., and further, upon your Bank's demand, we shall forthwith furnish your Bank with substitute Bills and Notes or instruments. We shall make no claim whatsoever against your Bank with regard to losses and damages arising in such cases.

     (2) In cases in which security which we have furnished to your Bank is lost or damaged due to unavoidable circumstances as set forth in the preceding paragraph, we shall make no claim whatsoever against your Bank.

     (3) Even if your Bank's rights on Bills and Notes are ineffective due to lack of legal requirements in the Bills and Notes, or due to invalidating entries thereon, or if your Bank's rights on the Bills and Notes are extinguished due to inadequacy in the procedures for preservation of your Bank's rights, we shall remain liable for the face value of such Bills and Notes.

     (4) In transactions in which your Bank has deemed our seal impression or signature genuine after checking with reasonable care the seal impression or signature on Bills and Notes or instruments against our specimen seal impression or specimen signature filed with your Bank, we shall bear any losses and damages arising from forgery, alteration, wrongful use, etc. of Bills and Notes, instruments and seals or signatures, and shall be liable in accordance with the terms of any such Bills and Notes or instruments.

     (5) We shall bear the expenses incurred in exercising or preserving your Bank's rights against us, or in collecting or disposing of any security; and we shall also bear any expenses required in the event we request your Bank to cooperate with us for the preservation of our rights.

Article 11 (Changes in Matters Field)

     (1) In cases of a change in the matters filed with your Bank such as our seal or signature, name, trade name, representative, address, etc., we shall forthwith notify your Bank thereof in writing.

     (2) In case any notice given by your Bank or any documents, etc. dispatched by your Bank are delayed or fail to reach us because of our failure to notify your Bank in accordance with the preceding paragraph, it shall be regarded that the notice of documents, etc. arrived at the time they normally should have arrived.


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Article 12 (Report and Investigation)

     (1) Upon your Bank's demand, we shall forthwith submit to your Bank reports pertaining to our assets and liabilities, management or the state of business; and we shall also furnish assistance necessary for the investigation thereof.

     (2) In cases in which a material adverse change has occurred or is likely to occur pertaining to our assets and liabilities, management or the state of business, we shall forthwith submit to your bank reports thereof even in the absence of your Bank's demand.

Article 13 (Applicable Offices)

     We agree that all of the terms and conditions of this Agreement shall apply equally to all of our transactions with your Bank's branch offices in Japan.

Article 14 (Jurisdiction by Agreement)

     In the event the institution of a lawsuit in connection with a transaction covered by this Agreement becomes necessary, we shall agree that the Court having the jurisdiction in the locale in which the Tokyo office of your Bank is situated shall be the competent Court.

Article 15 (Governing Law)

         This Agreement shall be governed by and consumed in accordance with the laws of Japan.

This Agreement is entered into in the English language text only, and the English language text hereof shall control for all purposes and in all respects.

Dated this 28th day of January Nineteen

Hundred and Ninety Nine

              The Principal:               Signature: KINICHI SATO

                                           Full Name: Kinichi Sato

                                           Address:


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